EXHIBIT 23.1




                          Consent of Independent Accountants

                                ----------------------

         As independent accountants, we hereby consent to the incorporation by reference in this registration statement of our reports included in Dynasil Corporation of America's Form 10-KSB for the year ended September 30, 1999, and to all references to our Firm included in this registration statement.

                                        Haefele, Flanagan & Co., p.c.


Maple Shade, New Jersey
September 19, 2000